Exhibit 4.17
Execution Version
KENNEDY-WILSON HOLDINGS, INC.,
as Parent

KENNEDY-WILSON, INC.,

as Issuer

THE SUBSIDIARY GUARANTORS Party HERETO

THE Released Entities Party HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 12
Dated as of October 2, 2020

to

INDENTURE

Dated as of March 25, 2014

5.875% Senior Notes due 2024

    SUPPLEMENTAL INDENTURE NO. 12 (the “Supplemental Indenture”), dated as of October 2, 2020, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), Kennedy-Wilson Properties, Ltd., a Delaware corporation and Kennedy-Wilson Properties, LTD., an Illinois corporation (each, a “Released Entity” and, together, the “Released Entities”), the Guarantors (as defined in the Indenture referred to below), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
    WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;
    WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of March 25, 2014 (the “First Supplemental Indenture”), relating to the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”);
    WHEREAS, Section 10.09 of the First Supplemental Indenture provides that under certain circumstances the Guaranties (as defined in the Indenture) of the Released Entities will terminate and, upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel, the Trustee will execute any documents reasonably required in order to evidence the release of the Released Entities from their respective obligations under its Guaranty;
    WHEREAS, the Issuer, the Released Entities, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;
    WHEREAS, the Issuer, the Released Entities, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
    WHEREAS, pursuant to Section 10.09 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.

Section 2.    The Guaranties of the Released Entities is hereby released and discharged.
Section 3.    THIS SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (without regard to the conflicts of laws provisions thereof other than SectionS 5-1401 AND 5-1402 of the General Obligations Law).
Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 6.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
Section 7.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer, the Parent Guarantor and the Released Entities party hereto.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

    Kennedy-Wilson, Inc.

By:         /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

    Kennedy-Wilson Holdings, Inc.

By:         /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

Kennedy-Wilson properties, ltd.

By:            /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

Kennedy-Wilson properties, ltd.

By:            /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

Wilmington Trust, National Association, as Trustee

By:            /s/ Jane Schweiger
Name:     Jane Schweiger
    Title:     Vice President

    [Signature page to Supplemental Indenture No. 12]

Each of the Guarantors Named in Exhibit A hereto

By:            /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 12]

Exhibit A
Guarantors
Kennedy-Wilson Property Services, Inc.
Kennedy-Wilson Property Services II, Inc.
Kennedy Wilson Property Services III, L.P.
Kennedy-Wilson Property Equity, Inc.
Kennedy-Wilson Property Equity II, Inc.
Kennedy-Wilson Property Special Equity, Inc.
Kennedy-Wilson Property Special Equity II, Inc.
Kennedy Wilson Property Special Equity III, LLC
K-W Properties
Kennedy Wilson Property Services III GP, LLC
KW BASGF II Manager, LLC
KWF Investors I, LLC
KWF Investors III, LLC
KWF Manager I, LLC
KWF Manager II, LLC
KWF Manager III, LLC
Kennedy Wilson Overseas Investments, Inc.
Fairways 340 Corp.
KW—Richmond, LLC
SG KW Venture I Manager LLC
KW Loan Partners I LLC
KW Summer House Manager, LLC
KW Montclair, LLC
KW Serenade Manager, LLC
K-W Santiago Inc.
KW Redmond Manager, LLC
Dillingham Ranch Aina LLC
68-540 Farrington, LLC
KW Dillingham Aina LLC
Kennedy Wilson Fund Management Group, LLC
Kennedy-Wilson International
Kennedy-Wilson Tech, Ltd.
KWP Financial I
Kennedy Wilson Auction Group Inc.
KWF Manager IV, LLC
KW Ireland, LLC
Kennedy Wilson Property Equity IV, LLC
Kennedy Wilson Real Estate Sales & Marketing
KWF Investors IV, LLC
KWF Investors V, LLC
KW Armacost, LLC

Santa Maria Land Partners Manager, LLC
KW Investment Adviser, LLC
Kennedy-Wilson Capital
KW Four Points, LLC
KW Loan Partners VII, LLC
KWF Investors VII, LLC
KWF Manager VII, LLC
KW Residential Capital, LLC
KW Boise Plaza, LLC
KW Loan Partners VIII, LLC
Kennedy Wilson Property Services IV, L.P.
Kennedy Wilson Property Services IV GP, LLC
KW EU Loan Partners II, LLC
KW 1200 Main, LLC
KW Harrington LLC
KW 5200 Lankershim Manager, LLC
KWF Manager X, LLC
KWF Manager XI, LLC
KWF Manager XII, LLC
KW Real Estate Venture XIII, LLC
KWF Manager XIII, LLC
KW EU Loan Partners III, LLC
KW EU Investors I, LLC
KW Richfield Plaza, LLC
KW Currier Square Shopping Center, LLC
KW Creekview Shopping Center, LLC
KW Securities, LLC
KW Victory Land Loan, LLC
KW Victory Plaza Loan, LLC
Country Ridge IX, LLC
KW EU Investors VIII, LLC
KW Park Santa Fe, LLC
KW Cypress, LLC
KW Tacoma Condos, LLC
KW Desert Ramrod Sponsor, LLC
KW 9350 Civic Center Drive, LLC
KW Taylor Yard 55, LLC
KW Red Cliff Shopping Center, LLC
KW Holiday Village Shopping Center, LLC
KW Hilltop Manager II, LLC
KW Bozeman Investors, LLC
KW One Baxter Way GP, LLC
KW Riverdale and 36, LLC
KW 400 California Member, LLC
KW CIG Management Services, LLC

KW Terra West Sponsor, LLC
KW Hanover Quay, LLC
Kennedy Wilson Property Equity VI, LLC
Kennedy Wilson Property Services VI, LLC
KW LV 3 Sponsor, LLC
KW NB LLC
KW Camarillo Land, LLC
KW 2013 EE, LLC
KW EU PRS Investor, LLC
KW Rosewood Premiere, LLC
KW River Pointe Premier, LLC
KW Kawana Springs, LLC
KW Quebec Participant, LLC
KW Quebec Asset Manager, LLC
KW Real Estate II Equity, LLC
KW Real Estate II Carry, LLC
KW Real Estate II GP, LLC
KW Sunset CP Participant, LLC
KW Sunset CP Asset Manager, LLC
KW CP West Hills Participant, LLC
KW CP West Hills Asset Manager, LLC
KW Linder Road, LLC
KW Seattle Office Portfolio GP, LLC
KW CDO Investor, LLC
KW Hamilton Landing – Land, LLC
KW Rancho Mirage Loan, LLC
KW Sunset North, LLC
KW Heights Investor, LLC
KW Burlingame Point Loan, LLC